Exhibit 5


                    [LETTERHEAD OF JOHN WILEY & SONS, INC.]



                                December 28, 1999


John Wiley & Sons, Inc.
605 Third Avenue
New York, New York 10158

Ladies and Gentlemen:

                     I have acted as counsel to John Wiley & Sons, Inc., a New York corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the registration of 8,000,000 shares of the Company's Class A Common Stock, par value $1.00 per share ("Common Stock"), issuable pursuant to the Company's Long Term Incentive Plan (the "Plan"). Terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

                     In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. I have also made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                     In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents.

                     Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the shares of Common Stock initially issuable pursuant to the Plan will be, when issued and paid for in accordance with the Plan, validly issued, fully paid and nonassessable.



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John Wiley & Sons, Inc.
December 28, 1999
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                     The opinion herein is limited to the corporate laws of the
State of New York, and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

                     I consent to the use of this opinion as an exhibit to the Registration Statement. I further consent to the use of this opinion as an exhibit to applications to securities commissioners of various states of the United States for registration or qualification of the Common Stock under the securities (or "blue sky") laws of such states.

                     This opinion is rendered solely for your benefit in connection with the transaction described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a government agency or otherwise referred to without my prior written consent except as noted above.



                                                   Very truly yours,

                                                   Richard S. Rudick




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